Exhibit 99.1

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet—QUICK ï^ï^ï^ EASY IMMEDIATE—24 Hours a Day, 7 Days a Week or by Mail POWER & DIGITAL INFRASTRUCTURE ACQUISITION CORP. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Central Time, on                 , 2021. INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote at the Meeting – If you plan to attend the virtual online special meeting, you will need your 12 digit control number to vote electronically at the special meeting. To attend: https://www xpdispac/2021 .cstproxy.com/ MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. ï³FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ï³ PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF POWER & DIGITAL INFRASTRUCTURE ACQUISITION CORP. The undersigned hereby appoints Patrick C. Eilers and James P. Nygaard, Jr., and each of them (with full power to act alone), proxies and attorneys-in-fact, each with the power of substitution and revocation, and hereby authorizes each to represent and vote, as designated below, all the shares of common stock of Power & Digital Infrastructure Acquisition Corp. (the “Company”) held of record by the undersigned at the close of business on                , 2021 at the Special Meeting of Stockholders to be held virtually on                , 2021, at                , Central Time, or any adjournments or postponements thereof and authorizes and instructs said proxies to vote in the manner directed below. THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NO. 1, PROPOSAL NO. 2, PROPOSAL NO. 3A, PROPOSAL NO. 3B, PROPOSAL NO. 3C, PROPOSAL NO. 4, PROPOSAL NO. 5, PROPOSAL NO. 6 AND, IF NECESSARY, “FOR” PROPOSAL 7. (Continued, and to be marked, dated and signed, on the other side)

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD VIRTUALLY VIA LIVE AUDIO WEBCAST ON , 2021.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on , 2021 are available at: https://www.cstproxy.com/xpdispac/2021

PROXY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NOS. 1, 2, 3A, 3B, 3C, 4, 5, 6 AND, IF NECESSARY, "FOR" PROPOSAL NO. 7.

Please mark your votes like this **X**

Proposal No. 1 — The Business Combination Proposal — To consider and vote upon a proposal to approve the Agreement and Plan of Merger and Reorganization, dated as of July 20, 2021 (as amended on October 1, 2021, and as it may be further amended and/or restated from time to time, the "merger agreement"), by and among Power & Digital Infrastructure Acquisition Corp., a Delaware corporation ("XPDI" or the "Company"), XPDI Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of XPDI ("First Merger Sub"), XPDI Merger Sub 2, LLC ("Second Merger Sub"), a Delaware limited liability company and wholly owned subsidiary of XPDI, and Core Scientific Holding Co., a Delaware corporation ("Core Scientific"), and the transactions contemplated thereby, pursuant to which First Merger Sub will merge with and into Core Scientific, with Core Scientific surviving the merger as a wholly owned subsidiary of XPDI (the "First Merger"), followed promptly by the merger of Core Scientific with and into Second Merger Sub, with Second Merger Sub surviving the merger as a wholly owned subsidiary of XPDI (the "Second Merger" and together with the First Merger, the "merger").

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 2 — The Charter Proposals — To consider and vote upon a proposal to adopt the proposed second amended and restated certificate of incorporation (the "Proposed Charter") and the proposed second amended and restated bylaws (the "Proposed Bylaws") of XPDI after the merger (referred to herein as "New Core").

FOR ☐ AGAINST ☐ ABSTAIN ☐

The Governance Proposals — To consider and vote upon, on a non-binding advisory basis, certain governance provisions in the Proposed Charter, presented separately in accordance with the requirements of the Securities and Exchange Commission.

Proposal No. 3A — To increase the total number of shares of all classes of authorized capital stock from (i) 551,000,000, consisting of (a) 550,000,000 shares of common stock, including (1) 500,000,000 shares of Class A common stock, par value $0.0001 per share, and (2) 50,000,000 shares of Class B common stock, par value $0.0001 per share, and (b) 1,000,000 shares of preferred stock, par value $0.0001 per share, to (ii) 12,000,000,000, consisting of (A) 10,000,000,000 shares of common stock, par value $0.0001 per share, and (B) 2,000,000,000 shares of preferred stock, par value $0.0001 per share.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 3B — To provide that any amendment to the Proposed Bylaws will require the approval of either New Core's board of directors or the holders of at least 66 2/3% of the voting power of New Core's then-outstanding shares of capital stock entitled to vote generally in an election of directors, voting together as a single class.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 3C — To provide that any amendment to certain provisions of the Proposed Charter will require the approval of the holders of at least 66 2/3% of the voting power of New Core's then-outstanding shares of capital stock entitled to vote generally in an election of directors, voting together as a single class.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 4 — The Nasdaq Proposal — To consider and vote upon a proposal to approve, for purposes of complying with applicable listing rules of the Nasdaq: (i) the issuance of shares of New Core common stock pursuant to the merger agreement and (ii) the related change of control of XPDI that will occur in connection with consummation of the merger and the other transactions contemplated by the merger agreement.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 5 — The Incentive Plan Proposal — To consider and vote upon a proposal to approve and adopt the Core Scientific, Inc. 2021 Equity Incentive Plan.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 6 — The ESPP Proposal — To consider and vote upon a proposal to approve and adopt the Core Scientific, Inc. 2021 Employee Stock Purchase Plan.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 7 — The Adjournment Proposal — To consider and vote upon a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve the Business Combination Proposal, the Charter Proposal, the Governance Proposals, the Nasdaq Proposal, the Incentive Plan Proposal or the ESPP Proposal.

FOR ☐ AGAINST ☐ ABSTAIN ☐

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

CONTROL NUMBER

Signature____________________ **Signature, if held jointly**____________________ **Date**__________, **2021**

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign in full corporate name by duly authorized officer, giving full title as such. If a partnership, please sign in partnership name by authorized person.